Exhibit 99.1

GlobalSCAPE, Inc. Leaders Recognized as 2017 CRN® Channel Chiefs
Gary Mullen and Christen Gentile Selected for Dedication to Channel

SAN ANTONIO, TX – February 20, 2017 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, announced today that CRN®, a brand of The Channel Company, has named Gary Mullen and Christen Gentile to its prestigious list of 2017 Channel Chiefs. The executives on this annual list represent top leaders in the IT channel who excel at driving growth and revenue in their organizations through channel partners.

As Vice President of Marketing, Gary Mullen joined Globalscape with two decades of experience in the channel and is developing strategic marketing programs that will support the Company’s global channel ecosystem. Senior Director of Marketing Christen Gentile is critical to the development and execution of channel communications and content programs for Globalscape.

Both individuals have been previously honored with the Channel Chief distinction and work together to create meaningful relationships with Globalscape’s network of partners, value-added resellers and distributors.

Channel Chief honorees are selected by CRN’s editorial staff on the basis of their professional achievements, standing in the industry, dedication to the channel partner community and strategies for driving future growth and innovation. Each of the 2017 Channel Chiefs has demonstrated loyalty and ongoing support for the IT channel by consistently promoting, defending and executing outstanding channel partner programs.

Supporting Quotes:
Matt Goulet, President and CEO at Globalscape
“Globalscape is fortunate to have two of our organization’s channel advocates recognized as 2017 Channel Chiefs, and this honor demonstrates our continued commitment to the channel. We understand the value of our channel program, and these two individuals are the driving force to creating vibrant long-term relationships that are beneficial for both Globalscape and our partner network.”

Bob Faletra, CEO of The Channel Company
“The executives on our 2017 Channel Chiefs list have distinguished themselves by building strong partner programs, developing and executing effective business strategy and helping to advance the channel as a whole. They represent an extraordinary group of individuals who lead by example and serve as both invaluable advocates and innovators of the IT channel. We applaud their achievements and look forward to their successes in the coming year.”
The 2017 CRN Channel Chiefs list is featured in the February 2017 issue of CRN and online at www.crn.com/channelchiefs.

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

About The Channel Company
The Channel Company enables breakthrough IT channel performance with our dominant media, engaging events, expert consulting and education and innovative marketing services and platforms. As the channel catalyst, we connect and empower technology suppliers, solution providers and end users. Backed by more than 30 years of unequalled channel experience, we draw from our deep knowledge to envision innovative new solutions for ever-evolving challenges in the technology marketplace. www.thechannelco.com

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2015 fiscal year, filed with the Securities and Exchange Commission on March 3, 2016.

Copyright ©2017. The Channel Company, LLC. CRN and The Channel Company logo are registered trademarks of The Channel Company, LLC. All rights reserved.

GLOBALSCAPE PRESS CONTACT
Contact: Ciri Haugh
Phone Number: +1 (210) 308-8267
Email: PR@globalscape.com

The Channel Company Contact:
Contact: Melanie Turpin
Phone Number: 508.416.1195
Email: mturpin@thechannelco.com

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